UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 16, 2010
ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24230 (Commission File Number)	94-3021850 (I.R.S. Employer Identification Number)

32000 Aurora Road, Solon, Ohio (Address of principal executive offices)	44139 (Zip Code)
440.715.1300
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Energy Focus, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 16, 2010 in Solon, Ohio. The matters voted upon and the results of the votes were as follows:
Proposal One — Approval of the Quercus Trust Warrant Exercise Price Reduction

			Broker
For	Against	Abstain	Non-Votes
12,589,766	1,507,045	669,618	5,447,098
Proposal Two — Board of Directors

		Withheld	Broker
	For All	For All	Non-Votes
David Anthony	14,648,540	118,089	5,447,098
John M. Davenport	14,612,993	153,636	5,447,098
J. James Finnerty	14,546,064	220,565	5,447,098
Michael A. Kasper	13,827,945	938,684	5,447,098
Joseph G. Kaveski	14,574,704	191,925	5,447,098
Paul von Paumgartten	13,929,121	837,508	5,447,098
R. Louis Schneeberger	14,593,879	172,750	5,447,098
Proposal Three — Amendment to the Company’s Certificate of Incorporation

			Broker
For	Against	Abstain	Non-Votes
18,623,508	1,495,050	95,169	—
Proposal Four — Amendment to the Company’s 2008 Stock Incentive Plan

			Broker
For	Against	Abstain	Non-Votes
12,957,956	1,788,430	20,243	5,447,098
Proposal Five — Approval of the Company’s Bonding Support Program

			Broker
For	Against	Abstain	Non-Votes
13,780,076	604,298	382,255	5,447,098
The Company’s Proxy Statement for the Meeting filed with the Securities and Exchange Commission on April 30, 2010 provides more information about these proposals and the vote required for approval of each of them.
Item 7.01 Regulation FD Disclosure.
Copies of the agenda and transcript for the Company’s 2010 Annual Meeting of Shareholders discussed in Item 5.07 above are attached to this report as Exhibit 99.1 and 99.2. Exhibits 99.1 and 99.2 are being furnished and not filed with this report for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Energy Focus, Inc. 2010 Annual Meeting of Shareholders Agenda
99.2	Energy Focus, Inc. 2010 Annual Meeting of Shareholders Script
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 22, 2010

ENERGY FOCUS, INC.
By /s/ Joseph G. Kaveski
Name:	Joseph G. Kaveski
Title:	Chief Executive Officer

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